POST-TERMINATION RESTRICTIVE COVENANT AGREEMENT This Post-Termination Restrictive Covenant Agreement (“Agreement”) is made and entered into by and between Jeremy Fox-Geen (“you” or “Executive”) and Circle Internet Group, Inc. (“Circle”). 1. Chief Financial Officer Transition. (a) Subject your execution of and compliance with the terms in this Agreement, you shall remain employed by Circle from the Effective Date (defined in Section 21 below) of this Agreement through December 31, 2026 (the “Transition Term”). (b) From the Effective Date of this Agreement through the earlier of December 31, 2026, or the date of the appointment of a new Chief Financial Officer (the “CFO Period”), you continue to serve as Circle’s CFO. (c) During the CFO Period, Executive will: i. Continue to serve as Circle’s Chief Financial Officer (“CFO”) and principal officer with the same authority, duties, and responsibilities and participate in and support the CFO succession process as reasonably requested, including but not limited to candidate interviews and onboarding; and ii. Facilitate the orderly hand-off of banking, reserve-management, rating agency, investor relations, treasury, tax, and FP&A relationships, per a written transition plan to be agreed upon by the earlier of November 15, 2026 or a date thirty (30) days after a CFO successor is identified. (d) During the CFO Period: i. Circle will continue to pay you your current annualized salary of five hundred thousand dollars ($500,000); ii. You will remain eligible for your annual cash incentive (STIP) for 2026 at a target of 110% of your base salary. If you remain employed through December 31, 2026, your 2026 STIP payment will reflect your employment for the full year in 2026 and will be otherwise determined and paid in accordance with the STIP (e.g., calculated based on the same performance metrics, at the same time, and using the same process as other executive officers); iii. You will continue to vest in your outstanding restricted stock unit awards (“RSUs”) and stock options (“Stock Options”) granted under Circle’s 2025 Omnibus Incentive Plan and any predecessor equity incentive plans maintained by Circle (collectively, the “Equity Plans”), in accordance with the terms of the applicable Equity Plan and award agreements; and iv. You will continue to be eligible to participate in Circle’s benefits plans, including health, dental, and vision coverage, subject to the terms of the applicable plans.

2 (e) If a successor CFO is appointed prior to December 31, 2026, then following the CFO Period and continuing through December 31, 2026, you will provide transition assistance as requested by Circle (the “Transition Assistance Period”). (f) During the Transition Assistance Period: i. You will receive your current annualized salary of five hundred thousand dollars ($500,000); ii. You will continue to be eligible for your STIP for 2026, consistent with subsection 1(d)(ii), but your eligibility for the STIP will end on December 31, 2026; iii. You will continue to vest in your outstanding RSUs and Stock Options, in accordance with the terms of the applicable Equity Plan and award agreements; iv. You will continue to be eligible to participate in Circle’s benefits plans, including health, dental, and vision coverage, subject to the terms of the applicable plans; and v. You will provide transition assistance, as requested by the CFO, CEO, or Board but will not be a Section 16 officer. (g) So long as you continue to comply with your obligations under this Agreement, your employment with Circle shall end effective December 31, 2026. The effective date of your termination of employment with Circle will be the “Resignation Date.” Your eligibility to participate in, and coverage under, all benefits plans, practices and policies shall cease as of the Resignation Date in accordance with the terms of the applicable plans, practices, and policies. You will separately be provided with information regarding COBRA continuation coverage upon expiration of benefits with Circle. (h) You acknowledge and agree that, in exchange for signing and delivering this Agreement and for complying with its terms, you have been granted rights by Circle to which you are not otherwise entitled, in particular with respect to your continued employment during the Transition Term and your receipt of your base salary, benefits and other compensation during the Transition Term. 2. Voluntary Resignation. In connection with your resignation, Circle shall review and confer with you concerning the press release, Form 8-K and internal announcement regarding your decision to step down as CFO. 3. Consideration. You agree that you are not eligible for benefits under Circle’s Executive Severance Program (the “ESP”) in connection with your voluntary termination of employment. However, in consideration for the promises set forth in this Agreement, your compliance with the non- compete and non-solicitation covenants contained herein, and your signature and non-revocation of the Release attached hereto as Exhibit 1 (which will be formally offered to you on your Resignation Date), Circle agrees to provide you with the following benefits and payments (collectively, the “Consideration”) if you timely sign and do not revoke this Agreement and the Release becomes effective and irrevocable within 60 days after the Resignation Date:

3 (a) Circle will pay you an aggregate amount equal to One Million Fifty Thousand Dollars ($1,050,000), less applicable withholdings (the “Non-Compete Payment”). The Non-Compete Payment will be paid in equal monthly installments over twelve (12) months after the Resignation Date, with the first monthly installment to be paid on the first regular payroll date that occurs after the Effective Date and to include any payment that would have been paid had the Release been effective on the Resignation Date. Any installments of the Non-Compete Payment that are made no later than March 15, 2027, are intended to be a short-term deferral for purposes of Treasury Regulation Section 1.409A- 1(b)(4). (b) Circle will grant you partial accelerated vesting for your outstanding RSUs as of the Resignation Date, such that your RSUs will be deemed to have vested for an additional two (2) months assuming that your employment terminated on December 31, 2026 (i.e., the RSUs that would have become vested in January and February 2027, had your employment not terminated prior to such vesting dates), will be deemed to have become vested as of the Resignation Date. The RSUs that are subject to accelerated vesting under this subsection (c) are referred to as the “Accelerated RSUs.” The Accelerated RSUs will be subject to a net settlement process and released on the first day of the calendar month following the effective date of the Release (and in any event no later than March 1, 2027), in each case in accordance with Circle’s customary procedures. The Accelerated RSUs are intended to be a short-term deferral for purposes of Treasury Regulation Section 1.409A-1(b)(4). (c) The post-termination exercise period with respect to Executive’s outstanding and unexercised Stock Options from Circle as of the Resignation Date that are non-qualified stock options will be extended until twelve (12) months following the Resignation Date (the “Extended Post- Termination Period”). This amendment will be approved by the Compensation Committee of Circle’s Board of Directors as soon as practicable following the effective date of the Release. If you are terminated for Cause before December 31, 2026, you will not be eligible for any of the Consideration in Section 3 of this Agreement, nor will you be bound by the non-solicitation (Section 10) and non-competition (Section 11) provisions of this Agreement. For purposes of this Agreement, “Cause” has the same meaning as in the 2025 Omnibus Incentive Plan. If you voluntarily resign before December 31, 2026, and so long as no circumstances exist as of the date of your resignation that would allow Circle to terminate you for Cause on such date, you will forfeit any unvested RSUs or Stock Options as of the date of such resignation. However, you will be entitled to receive the Consideration enumerated in this Agreement, subject to your execution (without a revocation) of the Release (so long as the Release becomes effective and irrevocable within 60 days after the resignation date) and bound by the non-solicitation (Section 10) and non-competition (Section 11) provisions of this Agreement. For the avoidance of doubt, Circle may only terminate your employment prior to the Resignation Date if Cause exists. 4. General Release. In exchange for the Consideration, you hereby agree as follows: (a) Except as otherwise provided in this Agreement, you hereby voluntarily, knowingly and willingly release and forever discharge Circle, together with all of its past and present parents, subsidiaries, licensors, franchisors and affiliates, together with each of the foregoing parties’

4 respective members, owners, trustees, officers, directors, stockholders, partners, employees, agents, representatives and attorneys, and each of their subsidiaries, affiliates, estates, predecessors, successors, and assigns (each, a “Releasee” and collectively, “Releasees”) from any and all rights, claims, charges, actions, causes of action, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, obligations, damages, demands or liabilities of every kind whatsoever, in law or in equity, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which you or your executors, administrators, successors or assigns ever had, now has or may hereafter claim to have against any and all Releasees involving facts which occurred on or before the date you sign this Agreement. Such released Claims include, without limitation, any and all Claims: (i) under the Age Discrimination in Employment Act (“ADEA”), Title VII of the Civil Rights Act, the Civil Rights Act of 1871, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Equal Pay Act, the Family and Medical Leave Act, the Americans with Disabilities Act, the Employment Retirement Income Security Act (including, without limitation, any claim for separation pay), the Occupational Safety and Health Act (“OSHA”), the New York State Human Rights Law, the New York State Labor Law, the New York City Human Rights Law, and any and all other federal, state or local laws, statutes, rules and regulations pertaining to your employment (each as amended); (ii) any and all Claims under state contract or tort law; (iii) based on the design or administration of any Circle employee benefit plan or program arising under any Circle policy, procedure or employee benefit plan; (iv) for wages, commissions, bonuses, continued employment with Circle in any position, and compensatory, punitive or liquidated damages, or any benefits under the ESP; and (v) for attorneys’ fees and costs. (b) You are not waiving any rights you may have to: (i) your own vested accrued employee benefits under Circle’s health, welfare, or retirement benefit plans as of the Resignation Date; (ii) your vested Circle equity; (iii) benefits and/or the right to seek benefits under applicable workers’ compensation and/or unemployment compensation statutes; (iv) pursue claims which by law cannot be waived by signing this Agreement; (v) challenge the validity of your release of claims under the ADEA; and/or (vi) enforce this Agreement or the agreements or rights referenced herein. (c) You specifically release the Releasees from all claims you might have under the ADEA and acknowledge that all conditions established by the Older Workers Benefit Protection Act for a voluntary release of claims have been met. (d) You represent and warrant that you have not commenced, maintained, prosecuted or participated in any action, suit, charge, grievance, complaint or proceeding or any kind against any Releasee in any court or before any administrative or investigative body. (e) This Agreement shall be effective as a bar to each and every Claim you might otherwise have asserted against any Releasee on or before the date you sign this Agreement, except those Claims that are excluded in this Agreement. In the event you hereafter discover facts in addition to or different from those which you now know or believe to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this Agreement, you expressly waive any right to assert after the execution of this Agreement that any such Claim has, through ignorance or oversight, been omitted from the scope of this Agreement.

5 (f) If, notwithstanding the express terms of this Agreement to the contrary, you commence, continue, join in, or in any other manner attempt to assert any claim released herein against any Releasee, then, to the fullest extent permitted by law, you shall reimburse the Releasees for all reasonable attorneys’ fees incurred by the Releasees in defending against such a claim; provided that the right to attorneys’ fees is without prejudice to the Releasees’ other rights hereunder. 5. Permitted Disclosures. Nothing in this Agreement, including, but not limited to, the Confidentiality and Nondisclosure sections: (a) shall preclude you from: (1) making disclosures that are otherwise prohibited by this Agreement in response to any lawful court order or subpoena, or in connection with an investigation by a governmental or law enforcement agency; (2) initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by a local, state or federal agency; (3) filing or disclosing facts necessary to receive unemployment insurance, Medicaid or other public benefits to which you may be entitled; (4) reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, a self- regulatory organization or an attorney retained by you, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation; (5) speaking with law enforcement, the Equal Employment Opportunity Commission (EEOC), the state division of human rights, a local commission on human rights, the Attorney General, or an attorney retained by you; (6) discussing or disclosing factual information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful; and (7) disclosing or discussing conduct, the existence of a settlement involving conduct, or information involving sexual harassment and sexual assault, as those terms are defined under applicable federal, tribal or state law. (b) limits or infringes upon your rights under the Defend Trade Secrets Act (“DTSA”) and applicable state law. You are hereby notified that the DTSA protects individuals from criminal or civil liability where the disclosure of a trade secret is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and the confidential disclosure is made solely for the purpose of reporting or investigating a suspected violation of law; and (2) the trade secret disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, and the disclosure is made under seal. You do not need the prior authorization of Circle to make any such reports or disclosures and you are not required to notify Circle that you have made such reports or disclosures. (c) Notwithstanding the foregoing, and to the fullest extent permitted by law, you shall not be entitled to, and shall not seek nor permit anyone to seek on your behalf, any personal, equitable or monetary relief from Circle and any of the Releasees under, or by virtue of, any such disclosure, filing of a charge with, or investigation, hearing or proceeding conducted by, the EEOC, the NLRB or any other similar federal, state or local governmental agency relating to any claim that has been released in this Agreement, except that you are not waiving your right to a whistleblower award from the Commodity Futures Trading Commission or the Securities and Exchange Commission, if applicable. 6. Non-Disparagement. You agree that, other than as allowed by Paragraph 5 of this Agreement and applicable law, you shall not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or maliciously false remarks, comments, or statements

6 concerning Circle or any of the now or in the future. The restrictions in this paragraph shall not apply to truthful statements made, to statements required by law and under oath, or to statements made pursuant to any investigation conducted by a governmental entity or agency, including, but not limited to the EEOC, NLRB or SEC. Circle agrees that, within five (5) days after the Effective Date of this Agreement, it will instruct its Board of Directors (“Board”) and executives to not make, publish, or communicate to any person or entity or in any public forum any defamatory or maliciously false remarks, comments, or statements concerning Executive. while they are actively Board members and/or employed by Circle. 7. Confidential Information. (a) You acknowledge that you were in possession of Confidential Information (as defined below) during your employment at Circle, and you shall not disclose any such Confidential Information to any person or entity (including any new employer or future business venture) without Circle’s prior written approval or use the Confidential Information for any purpose; provided, however, that you may disclose Confidential Information if, and to the extent, required by law, including judicial or administrative order (provided that, to the extent feasible, Circle is given prior notice to enable it to seek a protective order or similar relief, and that you only disclose information to the extent required). (b) For purposes of this Agreement, “Confidential Information” includes, but is not limited to, information about Circle or its affiliates or its or their business operations which is sensitive, proprietary and/or valuable, and which is not in the public domain, including information provided to Circle by others that Circle is obligated to keep confidential, whether such information is in your memory or is embodied in written, electronic, or other tangible form; provided, however, that “Confidential Information” shall not be deemed to include any information that (1) was or becomes generally available to the public other than as a result of a disclosure by you; or (2) was or becomes available to you from a source other than Circle provided that such source is not to your knowledge bound by a confidentiality agreement with Circle with respect to such information. 8. [INTENTIONALLY OMITTED] 9. Confidentiality Agreement & Arbitration. You agree that, to the fullest extent permitted by law and except as set forth in Paragraph 5 (Permitted Disclosures) of this Agreement, you agree to be bound by the terms of the Employee Non-Solicitation, Confidentiality, Assignment, and Arbitration Agreement you signed on February 1, 2025, which is attached as Exhibit 2 to this Agreement except that the no-solicit obligations in sections 11 and 12 thereof shall not apply and shall be replaced by Section 10 below. You agree that, except for the “Excluded Claims,” as defined in Exhibit 2, you and Circle have mutually agreed that all claims, disputes, and other matters directly or indirectly arising out of or relating to your employment with Circle shall be resolved exclusively through binding arbitration to be conducted by JAMS in New York, New York consistent with the terms of such agreement. 10. Non-Solicitation and No-Hire (a) Employees. For twenty-four (24) months following the Resignation Date, you will not solicit for employment, or hire, any person employed by Circle at any time in the twelve (12) months preceding the Resignation Date. However, this provision does not include or prohibit (i) general advertisements not targeted at Circle employees (and hiring that results therefrom), (ii) hiring of employees who first

7 contact you on their own initiative without solicitation, invitation, or encouragement by you, or (iii) persons whose employment ended at Circle's initiative. (b) Customers, partners, and distribution relationships. For twenty-four (24) months following the Resignation Date, you will not solicit or induce any customer, issuer partner, distribution partner, exchange, reserve-management counterparty, or banking partner of Circle to terminate, reduce, or adversely modify its relationship with Circle. (c) Investors and capital providers. For twenty-four (24) months following the Resignation Date, you will not solicit or induce any investors or capital providers of Circle to terminate, reduce, or adversely modify its relationship with Circle. 11. Non-Competition (a) Restricted Activities. For a period of twelve (12) months following the Resignation Date (the “Restricted Period”), you will not, directly or indirectly, whether as an owner, executive, partner, principal, shareholder, officer, director, manager, consultant, agent, employee, co-venturer, independent contractor, advisor, investor, or other representative: (i) engage in, participate in, control, manage, or provide services to any Competing Business in connection with the development, issuance, operation, marketing, distribution, or support of a U.S. Dollar Stablecoin (“Stablecoin Activities”); or (ii) own or hold a Material Financial Interest in any Competing Business. For purposes of this subsection, “Material Financial Interest” means direct or indirect ownership of five percent (5%) or more of any class of equity or other ownership interests in a Competing Business. Notwithstanding the foregoing, this subsection will not prohibit you from holding an interest in a mutual fund, exchange-traded fund, index fund, or independently managed account over which you do not direct or control individual investment decisions. Competing Business and U.S. Dollar Stablecoin are defined in Schedule A to this Agreement. (b) Cessation and Clawback. If Circle reasonably determines that you have materially breached the covenant set forth in subsection (a), Circle will provide you with written notice describing the breach in reasonable detail. If you do not cure the breach within ten (10) business days after receiving such notice, Circle may (i) have no obligation to pay you any remaining installments of the Non-Compete Payment that remain unpaid as of the date of the covenant breach, (ii) recover all installments of the Non-Compete Payment previously paid to you, and (iii) recover from you the full value of all Accelerated RSUs, in each case in addition to any injunctive or other equitable relief available to Circle. For purposes of clause (iii), the value of the Accelerated RSUs will be equal to gross fair market value of the Accelerated RSUs on the date their vesting was accelerated, without reduction for taxes or withholding, determined using the closing price of Circle’s common stock on that date or, if that date is not a trading day, on the immediately preceding trading day. (c) Waiver and pre-clearance. You may submit a written request to the Chief Executive Officer of Circle Internet Group, Inc., with a copy to Circle’s Chief Legal Officer or General Counsel, for consent to pursue a specific opportunity. Circle will respond within ten (10) business days. If Circle

8 does not respond within that period, you may submit the request to the Lead Independent Director of Circle’s Board of Directors, with a copy to Circle’s Chief Legal Officer or General Counsel, and the Lead Independent Director will respond within five (5) business days. Failure to respond will not constitute consent. Consent will not be unreasonably withheld, conditioned, or delayed where the opportunity presents no meaningful risk to Circle’s competitive position or confidential information. (d) Company waiver. Circle may, at any time, notify you in writing that it will not enforce the non-competition covenant, in whole or in part. Any such waiver will operate prospectively from the effective date specified in the notice. If Circle waives the non-competition covenant in its entirety, Circle’s obligation to make the Non-Compete Payment will terminate as of the effective date of the waiver; provided that you will remain entitled to the portion of the Non-Compete Payment accrued through that date, calculated on a daily pro rata basis. A partial waiver will not reduce the Non-Compete Payment unless Circle and you otherwise agree in writing. (e) Blue-Penciling/Reformation. If any restrictive covenant is held invalid or unenforceable in whole or in part, the parties expressly authorize and request that the court reform, modify, or blue- pencil the provision to the maximum extent enforceable under New York law, consistent with the parties’ intent to protect Circle’s legitimate business interests. Reformation will not affect the validity of the remaining provisions. 12. Return of Property. To the extent not previously returned by you or collected by Circle from you, within 7 days of the Resignation Date (or within 7 days of your last day of employment, if you or Circle terminate your employment prior to the Resignation Date), you shall return to Circle all property of Circle, including, but not limited to, any and all materials or equipment supplied by Circle, such as credit cards, office supplies or other computer equipment, office keys, access codes, and any and all documents, contracts, agreements, plans, books and notes, as well as any electronically stored data and copies of the foregoing. You acknowledge that your compliance with your return of property obligations is a condition precedent to Circle providing the Consideration. 13. Cooperation. For twenty-four (24) months following the Resignation Date, you will reasonably cooperate with Circle in connection with any audit, restatement, internal investigation, regulatory inquiry or examination, litigation, or governmental proceeding relating to matters within your knowledge or period of service. Cooperation obligations are scheduled around your subsequent professional and personal commitments in good faith.. 14. No Admission of Liability. Neither the existence of this Agreement nor any of its terms or conditions shall be construed by either party, at any time, as an admission of liability or wrongdoing by any Releasee. 15. Acknowledgments. By signing this Agreement, you acknowledge and agree that: (a) Except as described in this Agreement, you have been paid all wages, expense reimbursements and attendant benefits due you from Circle in consideration of the services you rendered to Circle while employed by Circle up to the date you sign this Agreement, including, but not limited to, vacation pay, sick or disability pay, overtime pay, holiday pay, expense reimbursement, bonuses, payment due from Circle pursuant to any agreement or other contract to which you and any Releasee

9 were a party, and any and all monetary or other benefits that are or were due you pursuant to policies of Circle in effect on or prior to the Effective Date of this Agreement. (b) You have not asserted or raised against Circle (or any Releasee) any allegations, claims, complaints (informal or formal, or external or internal) or causes of action, the factual foundation for which involves sexual harassment, hostile work environment, discrimination of any kind, or any other purported violations of New York law. Furthermore, this Agreement is being offered to you to provide economic and other accommodations, and to define the rights and obligations of each party in connection with the end of your employment, and not for the purpose of resolving asserted claims of sexual harassment, hostile work environment or discrimination of any kind. Notwithstanding the foregoing, all such claims are released pursuant to the general release set forth in this Agreement. 16. Entire Agreement. This Agreement contains the entire agreement between you and Circle regarding the subject matters hereto and supersedes any and all prior agreements or understandings between you and Circle pertaining to the subject matters hereto, with the exception of confidentiality, arbitration, indemnification agreement, compensation recovery agreements, and equity award agreements, which survive as modified by this Agreement. You acknowledge that you are not relying upon any written or oral promise or representation made to you by Circle, other than the promises and representations contained herein. 17. Severability. The invalidity or unenforceability of any provision contained herein shall in no way affect the validity or enforceability of any other provision of this Agreement; provided, however, that upon any finding by a court that the General Release in this Agreement is illegal, void or unenforceable, you shall execute a release and waiver to the fullest extent permitted by law in order to effectuate the terms and intent of this Agreement. 18. Tax Matters. All payments pursuant to this Agreement will be made subject to required tax withholding and deductions. The parties intend that payments and benefits under this Agreement will comply with, or be exempt from, Section 409A of the Internal Revenue Code (“Section 409A”), and this Agreement will be interpreted and administered accordingly. To the extent any payments or benefits are subject to Section 409A, any installment payment will be treated as a separate payment, and if you are a specified employee (as defined for purposes of Section 409A), any such payment will be delayed for six (6) months following your separation from service and paid on the first practicable date thereafter. For purposes of clarification, the parties intend that (i) the termination of Executive’s employment on the Resignation Date will result in a “separation from service” for purposes of Section 409A, and (ii) any installment payments of the Non-Compete Payment that are not made prior to March 15, 2027, and would otherwise be payable under this Agreement (but for this sentence) within six (6) months following the date of termination, will instead be paid on Circle’s next regular payroll following the expiration of such six (6) month period or, if earlier, upon Executive’s death, except (x) to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury Regulation Section 1.409A-1(b); (y) benefits that qualify as excepted welfare benefits pursuant to Treasury Regulation Section 1.409A-1(a)(5); or (z) other amounts or benefits that are not subject to the requirements of Section 409A; and (iii) the first payment after the expiration of the six (6)-month period will include the aggregate amount of any payments that would otherwise have been made during such (6) six-month period, without interest and thereafter, any remaining installments of the Non-Compete Payment will be paid in accordance with their original schedule, in accordance with the terms of this Agreement. In no event will Circle have any liability relating to the failure or alleged failure of any payment or benefit under this Agreement to

10 comply with, or be exempt from, the requirements of Section 409A. Circle does not guarantee any particular tax treatment, is not making any representation concerning the tax consequences of, and will not provide any tax gross-up with respect to any payments or benefits under this Agreement. You are responsible for obtaining any independent tax advice that you deem to be reasonable or necessary before you sign this Agreement. 19. Indemnification. (a) Indemnification and advancement rights under Circle’s certificate of incorporation, bylaws, and any separate indemnification agreement survive in accordance with their terms and are unaffected. (b) Executive continues to be covered as a former officer under Circle’s D&O liability policies on the same terms as other former officers, including under any run-off or tail coverage, for the full applicable statute of limitations period. (c) Executive may be granted reasonable access, on request and subject to confidentiality, to Circle books, records, and personnel necessary to respond to any claim, inquiry, or proceeding relating to his period of service. Requests to be directed to the Chief Legal Officer. 20. Miscellaneous. (a) This Agreement shall be governed by the laws of the State of New York (regardless of conflict of laws principles) as to all matters including, without limitation, validity, construction, effect, performance and remedies. (b) This Agreement may not be amended, modified or discharged except by a writing duly executed by all parties. This Agreement may not be amended, modified or discharged by e-mail. (c) The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party. (d) This Agreement may be executed in several counterparts, each of which shall be deemed an original. (e) You represent that you have not transferred or assigned, or purported to transfer or assign (in each case a “Transfer”), to any person or entity, any Claim that would be released hereunder but for such Transfer. You further shall indemnify and hold harmless Circle and the Releasees against any and all claims based upon, arising out of, or in any way connected with any such actual or purported Transfer. (f) The parties shall bear their own respective costs and fees, including attorneys’ fees, in connection with the negotiation and execution of this Agreement. (g) The terms and conditions of this Agreement shall be binding and shall inure to the benefit of the Parties’ respective heirs, executors, administrators, representatives, successors and assigns.

11 (h) You agree to resign from all Circle-affiliated boards, committees, and trustee or fiduciary positions as of the earlier of the last day of the CFO Period or Resignation Date. (i) You acknowledge that some of Circle’s covenants pursuant to this Agreement, particularly the Consideration, are conditioned on approval by the Board’s Compensation Committee. (j) The headings in this Agreement are for convenience of reference only. 21. Knowing and Voluntary Agreement. (a) You acknowledge that you: (i) have carefully read this Agreement in its entirety; (ii) have the opportunity to consider the terms of this Agreement for at least twenty-one (21) days; (iii) are hereby advised by Circle in writing to consult with an attorney of your choice in connection with this Agreement; (iv) fully understand the significance of all the terms and conditions of this Agreement; and (v) are signing this Agreement voluntarily and of your own free will and agree to abide by all the terms and conditions contained herein. Any negotiations, revisions, or changes to this Agreement, whether material or not, shall not re-start the twenty-one (21) day notice period. (b) After signing this Agreement, you shall have seven (7) days (“Revocation Period”) to revoke the release of claims under the ADEA by indicating your desire to do so in writing to Brian Christman at brian.christman@circle.com, by no later than the last day of the Revocation Period (“Revocation Notice”). Your right to the payments, benefits and promises contained in this Agreement shall not become effective until the first calendar day following the expiration of the Revocation Period, only if you have not sent a Revocation Notice prior to the end of the Revocation Period (the “Effective Date”). In the event that you revoke this Agreement during the Revocation Period, this Agreement and the promises contained in it, shall automatically be null and void. IN EXECUTING THIS AGREEMENT, YOU EXPRESSLY REPRESENT THAT YOU ARE DOING SO VOLUNTARILY AND OF YOUR OWN FREE WILL AND THAT YOU ARE OF SOUND MIND AT THE TIME OF SAID EXECUTION. Date: 09/25/2026 /s/Jeremy Fox-Geen Jeremy Fox-Geen Date: 09/25/2026 Circle Internet Group, Inc. /s/Brian Christman By: Brian Christman Title: Chief People Officer